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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 29, 2001 relating to the financial statements and financial statement schedule, which appear in i3 Mobile, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP

Stamford, CT
May 25, 2001